SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 17, 2002
(Date of earliest event reported)

TFC Enterprises, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22910	54-1306895
(State or Other Jurisdiction	(Commission	(IRS Employer of
Incorporation)	File Number)	Identification No.)

5425 Robin Hood Road, Suite 101B	23513
Norfolk, Virginia	(Zip Code	)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(757) 858-1400

Item 5.    Other Events

In September, 2002 The Finance Company, a wholly-owned subsidiary of the Company, adjusted the terms of its employment agreements with Ronald Tray, Delma Ambrose, Richard Lieberman, and Pat Piccola to update the final year of the term of each agreeement, as did First Community Finance, Inc. (“First Community”), a wholly-owned subsidiary of the Company, with the employment agreement with G. Kent Brooks. These agreements provide for their continued employment upon a change of control of the Company. In addition, the Ambrose agreement was changed to reflect her promotion to Executive Vice President and the appropriate salary adjustments.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Change of Control Agreement with Ronald G. Tray, dated September 17, 2002.

10.2	Amended and Restated Change of Control Agreement with G. Kent Brooks, dated September 17, 2002.

10.3	Amended and Restated Change of Control Agreement with Delma Ambrose, dated September 17, 2002.

10.4	Amended and Restated Change of Control Agreement with Pat Piccola, dated September 17, 2002.

10.5	Amended and Restated Change of Control Agreement with Richard Lieberman, dated September 17, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2002	TFC ENTERPRISES, INC.

	By:	/s/ Robert S. Raley, Jr.
Robert S. Raley, Jr.

INDEX TO EXHIBITS

No.	Description

10.1	Amended and Restated Change of Control Agreement with Ronald G. Tray, dated September 17, 2002.

10.2	Amended and Restated Change of Control Agreement with G. Kent Brooks, dated September 17, 2002.

10.3	Amended and Restated Change of Control Agreement with Delma Ambrose, dated September 17, 2002.

10.4	Amended and Restated Change of Control Agreement with Pat Piccola, dated September 17, 2002.

10.5	Amended and Restated Change of Control Agreement with Richard Lieberman, dated September 17, 2002.